Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Serve Robotics Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee (2)
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(c)	4,813,041	$2.8550	$13,741,232.06	0.0001476	$2,028.21

	Total Offering Amounts					$13,741,232.06		$2,028.21
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$2,028.21

(1)	Includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	The amount registered consists of (i) 2,104,562 shares of our common stock issued upon conversion of the convertible promissory notes (the “Convertible Promissory Notes”); (ii) 500,000 shares of our common stock issuable upon exercise of the warrant issued to Aegis Capital Corp. in connection with the public offering and uplisting of our common stock (the “Public Offering”); (iii) 63,479 shares of our common stock issuable upon exercise of the warrants issued to Network 1 Financial Securities, Inc. for their service as placement agent for the Convertible Promissory Notes in connection with the Public Offering; and (iv) 2,145,000 shares of our common stock issuable upon exercise of the warrant issued to Magna New Mobility USA (“Magna”) in connection with our strategic partnership with Magna.
(3)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of common stock of the registrant on The Nasdaq Capital Market on June 3, 2024 (such date being within five business days of the date that this registration statement was first filed with the U.S. Securities and Exchange Commission, in accordance with Rule 457(c) under the Securities Act).